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                               Exhibit Number 23.2

                      Consent of Heathcott & Mullaly, P.C.



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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-92824) of Franklin Financial Corporation of our report dated March 13, 1997, appearing in the Annual Report on Form 10-KSB of Franklin Financial Corporation for the year ended December 31, 1997.



/s/ Heathcott & Mullaly, P.C.
Brentwood, Tennessee

March 25, 1998